Exhibit 99.1

             CROSSTEX ANNOUNCES DIVIDEND AND DISTRIBUTION INCREASES; YORKTOWN MAKES ADDITIONAL DISTRIBUTION OF COMMON STOCK

     DALLAS, Jan. 25 /PRNewswire-FirstCall/ -- The Crosstex Energy companies, Crosstex Energy, L.P. (Nasdaq: XTEX) (the "Partnership") and Crosstex Energy, Inc. (Nasdaq: XTXI) (the "Corporation"), today announced an increase in fourth quarter distributions and dividends. The companies have increased distributions and dividends every quarter since the initial public offering of each company.

     Fourth quarter distributions and dividends are as follows:

     * Quarterly distributions on the Partnership's common and subordinated units will increase from $0.43 per unit to $0.45 per unit, payable February 16 to unitholders of record on February 3.
     * Quarterly dividends on the Corporation's common stock will increase from $0.35 per common share to $0.39 per common share, payable February 16 to shareholders of record on February 3.

     "Since the IPO at the end of 2002, we have realized a compounded annual growth rate of 34 percent in the Partnership's quarterly distributions, and we've increased the Corporation's quarterly dividends 30 percent since its IPO in the first quarter of last year," said Barry E. Davis, President and Chief Executive Officer of the Crosstex Energy companies. "The record of increases in every quarter since we have become publicly held underscores our commitment to sustained growth and to sharing that growth with our unitholders and shareholders. We are confident that the growth will continue into 2005."

     The Corporation also announced that it has been advised by Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P. (collectively referred to as the "Yorktown Partnerships"), early investors in Crosstex Energy, Inc., that these entities have distributed an aggregate of 699,704 shares of the Corporation's common stock to their limited and general partners, effective January 24, 2005, in accordance with the terms of their respective partnership agreements. After the distributions, the Yorktown Partnerships will collectively hold approximately 5.8 million shares of the Corporation's common stock. The Yorktown Partnerships have informed the Corporation that they have not made any determination as to the disposition of the remaining stock that they hold and that the shares that have been distributed can be immediately resold. The Corporation has also been advised by the principals of the general partners of the Yorktown Partnerships that they intend to retain the shares received in the distribution for the foreseeable future.

     "We believe that distributions such as this will continue to improve the liquidity available to investors in the Corporation and we are pleased that the Yorktown principals intend to continue to hold their investment in Crosstex," said Mr. Davis.

     About the Crosstex Energy Companies
     Crosstex Energy, L.P., a mid-stream natural gas company headquartered in Dallas, operates over 4,500 miles of pipeline, five processing plants, and over 70 natural gas amine treating plants. Crosstex currently provides services for over 1.5 BCF/day of natural gas.

     Crosstex Energy Inc. owns the general partner, a 54.3 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

     Additional information about the Crosstex companies can be found at http://www.crosstexenergy.com .

     This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included herein, including statements regarding the future liquidity available to investors in Crosstex Energy, Inc., constitute forward-looking statements. Although Crosstex Energy, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

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     Contact:  Barry E. Davis, President and Chief Executive Officer
               William W. Davis, Executive V.P. and Chief Financial Officer
     Phone:    (214) 953-9500

SOURCE  Crosstex Energy, Inc.
    -0-                             01/25/2005
    /CONTACT: Barry E. Davis, President and Chief Executive Officer, or William W. Davis, Executive V.P. and Chief Financial Officer, both of Crosstex Energy, Inc., +1-214-953-9500/
    /FCMN Contact: jennifert@vollmerpr.com /
    /Web site:  http://www.crosstexenergy.com /